                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-24789, 333-70831, 333-81089, 333-86735, 333-40364 and
333-57788) pertaining to the 1994 Incentive and Non-Statutory Stock Option Plan, the 1995 Stock Plan, the Employee Stock Purchase Plan, options granted outside of any plan, the Decisive Technology Corporation 1996 Stock Option Plan and the 1999 Non-Officer Stock Option Plan of MessageMedia, Inc. and in the Registration Statements (Forms S-3 No. 333-42855, 333-70959, 333-42855,
333-70959, 333-81081, 333-86731, and 333-89967) of MessageMedia, Inc. and the
related Prospectus of our report dated February 15, 2001, except for Note 14 as to which the date is February 23, 2001, and except for the third and fourth paragraphs of Note 1 as to which the date is September 28, 2001, with respect to the consolidated financial statements and schedule of MessageMedia, Inc. included in this Annual Report (Form 10-K/A) Amendment No. 1 for the year ended December 31, 2000.


                                                         /s/ ERNST & YOUNG, LLP


Denver, Colorado
November 7, 2001